Exhibit 99.1

Ra Medical Systems Reports First Quarter 2019 Financial Results

Submits IDE for atherectomy clinical trial with DABRA excimer laser system

Conference call begins at 4:30 p.m. Eastern time today

CARLSBAD, Calif. (May 13, 2019) – Ra Medical Systems, Inc. (NYSE: RMED), a medical device company focusing on commercializing excimer laser systems to treat vascular and dermatological diseases, reports financial results for the three months ended March 31, 2019 and provides a business update.

Recent Operational Highlights

•

Submitted an Investigational Device Exemption (IDE) to the U.S. Food and Drug Administration (FDA) for a clinical trial to evaluate the safety and efficacy of the DABRA excimer laser system in atherectomy procedures.

•	Signed 16 new DABRA usage agreements during the first quarter of 2019, increasing the total number of agreements to 69 as of March 31, 2019, at varying volumes of purchases
•

Announced two study results from Athar Ansari, MD, Director of the California Heart & Vascular Clinic and Ashok Kondur, MD, Chair, Division of Cardiology, Garden City Hospital/MSU demonstrating 94% and 98% success rates, respectively, in treating peripheral artery disease (PAD) patients with the DABRA excimer laser system.

“I’m pleased to report that in the first quarter we completed the validation of our upgraded manufacturing process to accommodate catheter production at scale and commenced our new commercial strategy,” said Dean Irwin, CEO of Ra Medical. “We also have shifted our commercial focus toward developing long-term customer relationships. Among various actions underway, we are reevaluating the profiles and locations of our current sales personnel, upgrading our sales organization with the hiring of new, highly qualified field sales representatives and providing our reps with more comprehensive training in the use of DABRA.”

First Quarter Financial Highlights

Net revenue for the first quarter of 2019 was $1.7 million, which consisted of product sales of $0.9 million and service and other revenue of $0.8 million. This compares with net revenue of $1.0 million for the first quarter of 2018, which consisted of product sales of $0.2 million and service and other revenue of $0.8 million.

Net revenue from the vascular segment was $0.5 million in the first quarter of 2019, an increase from $0.1 million for the first quarter of 2018.  Net revenue from the dermatology segment was $1.3 million in the first quarter of 2019, an increase from $0.9 million for the first quarter of 2018.

Total cost of revenue for the first quarter of 2019 was $1.9 million, compared with $0.7 million for the first quarter of 2018.

Selling, general and administrative expenses for the first quarter of 2019 were $13.2 million, which included $6.3 million in stock-based compensation compared with $2.6 million for the first quarter of 2018, which included $0.4 million in stock-based compensation. Research and development expenses for the first quarter of 2019 were $1.5 million, which included $0.9 million in stock-based compensation, compared with $0.3 million for the first quarter of 2018, which included $0.1 million in stock-based compensation.

The net loss for the first quarter of 2019 was $14.7 million, or $1.16 per share, compared with a net loss for the first quarter of 2018 of $2.7 million, or $0.34 per share.

Adjusted EBITDA for the first quarter of 2019 was negative $6.8 million, compared with adjusted EBITDA of negative $2.1 million for the first quarter of 2018. Adjusted EBITDA is a non-GAAP measure presented as net loss before depreciation and amortization expense, interest income, interest expense, income taxes and stock-based compensation expense. For additional information regarding the non-GAAP financial measures discussed in this news release, please see "Non-GAAP Reconciliations" below.

Ra Medical reported cash and cash equivalents of $55.1 million as of March 31, 2019.

Conference Call and Webcast

Ra Medical will hold a conference call and audio webcast to discuss this announcement and answer questions at 4:30 p.m. Eastern time today. The conference call dial-in numbers are 866-789-3291 for domestic callers and 409-937-8946 for international callers, and the passcode is 9486818. A live webcast of the call will be available on the Investors section of www.ramed.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers. Please use the passcode 9486818 to access the recording. A webcast replay will be available on the Investors section of www.ramed.com for 30 days, beginning approximately two hours after the completion of the call.

About Ra Medical Systems

Ra Medical Systems commercializes excimer lasers and catheters for the treatment of vascular and dermatological diseases. In May 2017, the DABRA laser system and single-use DABRA catheter received FDA 510(k) clearance in the U.S. as a device for crossing chronic total occlusions, or CTOs, in patients with symptomatic infrainguinal lower extremity vascular disease with an intended use for ablating a channel in occlusive peripheral vascular disease. Pharos excimer laser system is FDA-cleared and is used as a tool in the treatment of psoriasis, vitiligo, atopic dermatitis, and leukoderma. DABRA and Pharos are both based on Ra Medical’s core excimer laser technology platform and deploy similar mechanisms of action. Ra Medical manufactures DABRA and Pharos excimer lasers and catheters in a 32,000-square-foot facility located in Carlsbad, California. The vertically integrated facility is ISO 13485 certified and is licensed by the state of California to manufacture sterile, single-use catheters in controlled environments.

Non-GAAP Financial Measures

Ra Medical has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three-month periods ended March 31, 2019 and 2018. EBITDA and Adjusted EBITDA are performance measures that provide supplemental information management believes is useful to analysts and investors to evaluate Ra Medical’s ongoing results of operations, when considered alongside other GAAP measures. These measures are intended to aid investors in better understanding Ra Medical’s current financial performance and prospects for the future as seen through the eyes of management. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Management believes that these non-GAAP financial measures facilitate comparisons with Ra Medical’s historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Ra Medical encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business. Ra Medical defines EBITDA as our GAAP net loss as adjusted to exclude depreciation, interest income, interest expense, income tax expense.  Ra Medical defines Adjusted EBITDA as our GAAP net loss as adjusted to exclude depreciation, interest income, interest expense, income tax expense and stock-based compensation.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Ra Medical’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Ra Medical’s future expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the future growth of Ra Medical’s business; changes in business strategy, including our expectations with respect to upgrading our sales personnel and developing long-term customer relationships; hiring expectations;  the expected timing of the results of our atherectomy study; and market expectations. Ra Medical’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied by such forward-looking statements. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, challenges inherent in developing , manufacturing, launching, marketing, and selling new products; risks associated with acceptance of DABRA and Pharos and procedures performed using such devices by physicians, payors, and other third parties; development and acceptance of new products or product enhancements; clinical and statistical verification of the benefits achieved via the use of Ra Medical’s products; the results from our clinical trials, which may not support intended indications or may require Ra Medical to conduct additional clinical trials or modify ongoing clinical trials; challenges related to commencement , patient enrollment, completion, an analysis of clinical trials; Ra Medical’s ability to manage operating expenses; Ra Medical’s ability to effectively manage inventory; Ra Medical’s ability to recruit and retain management and key personnel; Ra Medical’s need to comply with complex and evolving laws and regulations; intense and increasing competition and consolidation in Ra Medical’s industry; the impact of rapid technological change; costs and adverse results in any ongoing or future legal proceedings; adverse outcome of regulatory inspections; and the other risks and uncertainties described in Ra Medical’s news releases and filings with the Securities and Exchange Commission. Information on these and additional risks, uncertainties, and other information affecting Ra Medical’s business and operating results is contained in Ra Medical’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its other filings with the Securities and Exchange Commission. Additional information will also be set forth in Ra Medical’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 to be filed with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Ra Medical as of the date hereof, and Ra Medical disclaims any obligation to update any forward-looking statements, except as required by law.

Ra Medical investors and others should note that we announce material information to the public about the company through a variety of means, including our website (www.ramed.com), our investor relations website (https://ir.ramed.com/), press releases, SEC filings, and public conference calls in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Contacts

At the Company:

Jeffrey Kraws

President, Ra Medical Systems

760-707-7516

jkraws@ramed.com

Investors:

LHA Investor Relations

Jody Cain / Kevin McCabe

310-691-7100

jcain@lhai.com / kmccabe@lhai.com

Media:

KCSA Strategic Communications

Caitlin Kasunich / Lisa Lipson

212-896-1241 / 508-843-6428

ckasunich@kcsa.com / llipson@kcsa.com

Ra Medical Systems, Inc.

Condensed Balance Sheets

(Unaudited)

(in thousands)

	March 31, 2019	December 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$55,129	$64,315
Accounts receivable, net	1,292	1,320
Inventories	2,217	2,097
Prepaid expenses and other current assets	1,815	1,501
Total current assets	60,453	69,233
Property and equipment, net	5,530	4,757
Operating lease right-of-use-assets	3,084	—
Other non-current assets	213	45
TOTAL ASSETS	$69,280	$74,035
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,411	$1,125
Accrued expenses	1,061	2,809
Current portion of deferred revenue	1,954	1,723
Current portion of equipment financing	367	293
Current portion of operating lease liabilities	292	—
Total current liabilities	5,085	5,950
Deferred revenue	943	767
Equipment financing	594	557
Operating lease liabilities	2,861	—
Other liabilities	—	56
Total liabilities	9,483	7,330
Total stockholders’ equity	59,797	66,705

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$69,280	$74,035

Ra Medical Systems, Inc.

Condensed Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Net revenue
Product sales	$894	$235
Service and other	854	734
Total net revenue	1,748	969
Cost of revenue
Product sales	1,395	342
Service and other	547	394
Total cost of revenue	1,942	736
Gross (loss) profit	(194)	233
Operating expenses
Selling, general and administrative	13,229	2,639
Research and development	1,531	286
Total operating expenses	14,760	2,925
Operating loss	(14,954)	(2,692)
Other income (expense), net	280	(1)
Loss before income tax expense	(14,674)	(2,693)
Income tax expense	—	—
Net loss	$(14,674)	$(2,693)
Basic and diluted net loss per share	$(1.16)	$(0.34)
Basic and diluted weighted average common shares outstanding	12,693	7,938

Ra Medical Systems, Inc.

Non-GAAP Reconciliations

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2019	2018
Statement of Operations Data:
Net loss	$(14,674)	$(2,693)
Depreciation and amortization	384	96
Interest income	(328)	—
Interest expense	48	1
Income tax expense	—	—
EBITDA	(14,570)	(2,596)
Stock-based compensation	7,745	524
Adjusted EBITDA	$(6,825)	$(2,072)

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